Exhibit 99.1

41280 Bridge St, Novi, MI 48375 THESHYFTGROUP.COM

The Shyft Group Reports Third Quarter 2022 Results

Sales up 5%; Backlog remains strong at $1 billion

Tightened full-year 2022 EPS outlook

Novi, Mich., October 27, 2022 – The Shyft Group, Inc. (NASDAQ: SHYF) (“Shyft” or the “Company”), the North American leader in specialty vehicle manufacturing, assembly and upfit for the commercial, retail and service specialty vehicle markets, today reported operating results for the third quarter ending September 30, 2022.

Third Quarter 2022 Financial Highlights1

For the third quarter of 2022 compared to the third quarter of 2021:

●	Sales of $286.1 million, an increase of $13.5 million, or 4.9%, from $272.6 million.
●	Earnings of $17.3 million, or $0.49 per share, compared to $21.0 million, or $0.58 per share.
●	Adjusted EBITDA of $27.1 million, or 9.5% of sales, a decrease of $6.6 million, from $33.7 million, or 12.4% of sales. Results include $7.7 million of EV development costs.
●	Adjusted net income of $18.6 million, or $0.53 per share, compared to adjusted net income of $22.9 million, or $0.63 per share in the third quarter of 2021.
●

Consolidated backlog at September 30, 2022, totaled $1.0 billion, up $191.3 million, or 22.4%, compared to $852.6 million at September 30, 2021, reflecting continued strong demand across all business units.

●	Secured initial pre-order for Blue Arc™ Electric Delivery Walk-In Vans from Randy Marion Dealer Group of 2,000-units.

“I am incredibly proud of the Shyft Group team as we delivered positive operating results, with strong execution in an environment that remains highly dynamic and challenging. The Specialty Vehicles business produced record profitability while Fleet Vehicles and Services improved sequentially as chassis availability returned to more healthy levels,” said Daryl Adams, President and Chief Executive Officer. “The excitement around our Blue Arc Solutions remains extremely high as demonstrated by our initial pre-order and positive customer feedback. We are pleased with our progress to date and believe we are on-track for mid-2023 production.”

Fleet Vehicles and Services (FVS)

FVS segment sales were $184.5 million, a decrease of $6.9 million, or 3.6%, from $191.4 million due to lower volume.

Adjusted EBITDA was $24.4 million, or 13.2% of sales, compared to $36.4 million, or 19.0% of sales, a year ago. The decrease was primarily driven by lower volume and production inefficiencies due to supply chain challenges along with material and labor cost inflation, partially offset by pricing actions and mix.

The segment backlog at September 30, 2022, totaled $915.1 million and was up 22.1% compared to $749.7 million at September 30, 2021.

1 Results reflected are for Continuing Operations; The Company divested its Emergency Response Vehicles (ERV) business effective February 1, 2020.  Accordingly, the financial results of ERV have been classified as discontinued operations for all periods presented. Unless otherwise noted, financial results presented are based on continuing operations.

The Shyft Group, Inc.

Specialty Vehicles (SV)

SV segment sales were $103.9 million, an increase of $22.7 million, or 27.9%, from $81.2 million a year ago. This was due to continued strong performance in luxury motorhome chassis and service body sales as well as the impact of pricing actions.

Adjusted EBITDA was $15.6 million, or 15.0% of sales, an increase of $9.3 million, or 148.9%, from $6.2 million, or 7.7% of sales, a year ago. The increase was primarily due to higher sales volume, pricing actions and improved product mix, partially offset by material and labor cost inflation.

The segment backlog as of September 30, 2022, totaled $128.8 million and was up 25.2% compared to $102.9 million at September 30, 2021.

2022 Outlook

“Given our third quarter performance, chassis visibility for the balance of the year, and our strong backlog, we are tightening our full year guidance,” said Jon Douyard, Chief Financial Officer. “Our balance sheet and liquidity remain strong, and while free cash flow performance has been challenging year-to-date, we expect to see recovery in the fourth quarter as completion and delivery of vehicles improves.”

Guidance for full-year 2022, notwithstanding further chassis and supply chain related issues, is as follows:

●	Revenue to be in the range of $1.0 billion to $1.1 billion

●	Adjusted EBITDA of $62.5 to $72.5 million, including approximately $30 million of expenses related to EV development

●	Income from continuing operations of $29.7 to $37.6 million

●	Earnings per share of $0.83 to $1.05

●	Adjusted earnings per share of $1.02 to $1.24

Adams concluded, “Our team is working hard to maintain our positive momentum and close out the year strong, while executing our long-term growth strategy. We believe the strength of our portfolio, talented team, and operations provides a strong foundation to continue delivering meaningful shareholder value through 2022 and beyond."

Conference Call and Webcast Information

The Shyft Group will host a conference call at 10 a.m. ET today to discuss these results and current business trends. The conference call and webcast will be available via:

Webcast: www.the shyftgroup.com/webcasts

Conference Call: 1-844-868-8845 (domestic) or 412-317-6591 (international); passcode: 10163195

For more information about Shyft, please visit www.theshyftgroup.com.

The Shyft Group, Inc.

About The Shyft Group

The Shyft Group is the North American leader in specialty vehicle manufacturing, assembly, and upfit for the commercial, retail, and service specialty vehicle markets. Our customers include first-to-last mile delivery companies across vocations, federal, state, and local government entities; the trades; and utility and infrastructure segments. The Shyft Group is organized into two core business units: Shyft Fleet Vehicles & Services™ and Shyft Specialty Vehicles™. Today, its family of brands includes Blue Arc™ EV Solutions, Utilimaster®, Royal Truck Body™, DuraMag® and Magnum®, Strobes-R-Us™, Spartan RV Chassis™, Builtmore Contract Manufacturing™, and corresponding aftermarket provisions. The Shyft Group and its go-to-market brands are well known in their respective industries for quality, durability, and first-to-market innovation. The Company employs approximately 3,800 employees and contractors across campuses, and operates facilities in Michigan, Indiana, Maine, Pennsylvania, South Carolina, Florida, Missouri, California, Arizona, Texas, and Saltillo, Mexico. The Company reported sales of $992 million in 2021. Learn more about The Shyft Group at TheShyftGroup.com.

This release contains information, including our revenue and earnings guidance, all other information provided with respect to our outlook for 2022 and future periods, and other statements concerning our business, strategic position, financial projections, financial strength, future plans, objectives, and the performance of our products and operations that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using words such as “believe,” “expect,” “intend,” “potential,” “future,” “may,” “will,” “should,” and similar expressions or by using future dates in connection with any discussion of, among other things, the construction or operation of new or existing facilities, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume changes, share of sales and earnings per share changes, anticipated cost savings, potential capital and operational cash improvements, anticipated disruptions to our operations and industry due to the COVID-19 pandemic, changes in supply and demand conditions and prices for our products, trade duties and other aspects of trade policy, statements regarding our future strategies, products and innovations, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to the risks and uncertainties described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, and those described from time to time in our reports filed with the Securities and Exchange Commission (SEC), which are available at www.sec.gov or our website. All forward-looking statements in this release are qualified by this paragraph. Investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to publicly update or revise any forward-looking statements in this release, whether as a result of new information, future events, or otherwise.

The Shyft Group, Inc.

The Shyft Group, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$2,862	$37,158
Accounts receivable, less allowance of $176 and $187	87,673	87,262
Contract assets	87,099	21,483
Inventories	111,213	67,184
Other receivables - chassis pool agreements	24,277	9,926
Other current assets	12,813	10,813
Total current assets	325,937	233,826

Property, plant and equipment, net	66,970	61,057
Right of use assets – operating leases	53,156	43,316
Goodwill	48,880	48,880
Intangible assets, net	50,054	52,981
Net deferred tax asset	4,816	4,880
Other assets	1,886	2,927
TOTAL ASSETS	$551,699	$447,867
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$106,621	$82,442
Accrued warranty	6,432	5,975
Accrued compensation and related taxes	15,559	19,064
Contract liabilities	10,601	988
Operating lease liability	10,060	7,934
Other current liabilities and accrued expenses	11,703	9,256
Short-term debt - chassis pool agreements	24,277	9,926
Current portion of long-term debt	190	252
Total current liabilities	185,443	135,837

Other non-current liabilities	6,576	8,108
Long-term operating lease liability	44,660	36,329
Long-term debt, less current portion	65,222	738
Total liabilities	301,901	181,012
Shareholders' equity:
Preferred stock, no par value: 2,000 shares authorized (none issued)	-	-
Common stock, no par value : 80,000 shares authorized; 35,063 and 35,416 outstanding	90,160	95,375
Retained earnings	159,537	171,379
Total The Shyft Group, Inc. shareholders' equity	249,697	266,754
Non-controlling interest	101	101
Total shareholders' equity	249,798	266,855
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$551,699	$447,867

The Shyft Group, Inc.

The Shyft Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Sales	$286,075	$272,622	$725,153	$714,492
Cost of products sold	231,979	216,564	603,008	566,542
Gross profit	54,096	56,058	122,145	147,950

Operating expenses:
Research and development	7,051	2,582	19,541	4,304
Selling, general and administrative	25,033	25,368	78,445	78,645
Total operating expenses	32,084	27,950	97,986	82,949

Operating income	22,012	28,108	24,159	65,001

Other income (expense):
Interest expense	(1,137)	(253)	(1,754)	(310)
Other income (expense)	181	54	(342)	743
Total other income (expense)	(956)	(199)	(2,096)	433
Income from continuing operations before income taxes	21,056	27,909	22,063	65,434

Income tax expense	3,770	6,910	3,346	15,952

Income from continuing operations	17,286	20,999	18,717	49,482

Income from discontinued operations, net of income taxes	-	-	-	81

Net income	17,286	20,999	18,717	49,563

Less: net income attributable to non-controlling interest	-	77	-	1,102

Net income attributable to The Shyft Group, Inc.	$17,286	$20,922	$18,717	$48,461

Basic earnings per share
Continuing operations	$0.49	$0.59	$0.53	$1.37
Discontinued operations	-	-	-	-
Basic earnings per share	$0.49	$0.59	$0.53	$1.37

Diluted net earnings per share
Continuing operations	$0.49	$0.58	$0.53	$1.34
Discontinued operations	-	-	-	-
Diluted earnings per share	$0.49	$0.58	$0.53	$1.34

Basic weighted average common shares outstanding	35,056	35,346	35,071	35,330

Diluted weighted average common shares outstanding	35,365	36,074	35,481	36,024

The Shyft Group, Inc.

The Shyft Group, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands, except par value)

(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net income	$18,717	$49,563
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	10,055	8,312
Non-cash stock based compensation expense	4,922	6,571
Deferred income taxes	64	134
Loss (gain) on disposal of assets	481	(104)
Changes in accounts receivable and contract assets	(66,026)	(35,842)
Changes in inventories	(44,029)	(35,473)
Changes in accounts payable	24,708	43,230
Changes in accrued compensation and related taxes	(3,505)	910
Changes in accrued warranty	457	1,626
Changes in other assets and liabilities	9,663	3,396
Net cash provided by (used in) operating activities	(44,493)	42,323

Cash flows from investing activities:
Purchases of property, plant and equipment	(14,228)	(18,238)
Proceeds from sale of property, plant and equipment	148	16
Acquisition of business, net of cash acquired	-	904
Net cash used in investing activities	(14,080)	(17,318)

Cash flows from financing activities:
Proceeds from long-term debt	120,000	25,000
Payments on long-term debt	(55,000)	(47,400)
Payments of dividends	(5,395)	(2,660)
Purchase and retirement of common stock	(26,789)	(3,348)
Issuance and vesting of stock incentive awards	(8,539)	(3,043)
Net cash provided by (used in) financing activities	24,277	(31,451)

Net decrease in cash and cash equivalents	(34,296)	(6,446)
Cash and cash equivalents at beginning of year	37,158	20,995
Cash and cash equivalents at end of year	$2,862	$14,549

The Shyft Group, Inc.

The Shyft Group, Inc. and Subsidiaries

Sales and Other Financial Information by Business Segment

(Unaudited)

Quarter Ended September 30, 2022 (in thousands of dollars)

		Business Segments
	Fleet Vehicles & Services	Specialty Vehicles	Eliminations & Other	Consolidated
Fleet vehicle sales	$173,673	$-	$-	$173,673
Motorhome chassis sales	-	50,399	-	50,399
Other specialty vehicles sales	-	48,570	(2,335)	46,235
Aftermarket parts and accessories sales	10,821	4,947	-	15,768
Total Sales	$184,494	$103,916	$(2,335)	$286,075

Adjusted EBITDA	$24,361	$15,550	$(12,849)	$27,062

The Shyft Group, Inc. and Subsidiaries

Sales and Other Financial Information by Business Segment

(Unaudited)

Quarter Ended September 30, 2021 (in thousands of dollars)

		Business Segments
	Fleet Vehicles	Specialty	Eliminations
	& Services	Vehicles	& Other	Consolidated
Fleet vehicle sales	$182,438	$-	$-	$182,438
Motorhome chassis sales	-	42,507	-	42,507
Other specialty vehicles sales	-	33,773	-	33,773
Aftermarket parts and accessories sales	8,949	4,955	-	13,904
Total Sales	$191,387	$81,235	$-	$272,622

Adjusted EBITDA	$36,393	$6,247	$(8,900)	$33,740

The Shyft Group, Inc. and Subsidiaries

Sales and Other Financial Information by Business Segment

(Unaudited)

Period End Backlog (amounts in thousands of dollars)

	Sept. 30, 2022	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sept. 30, 2021
Fleet Vehicles and Services	$915,135	$1,000,021	$1,148,700	$859,442	$749,731
Motorhome Chassis	49,769	62,811	61,297	54,583	60,978
Other Specialty Vehicles	78,794	72,058	62,406	49,407	41,504
Aftermarket Parts and Accessories	206	293	296	127	347
Total Specialty Vehicles	128,769	135,162	123,999	104,117	102,829

Total Backlog	$1,043,904	$1,135,183	$1,272,699	$963,559	$852,560

The Shyft Group, Inc.

Reconciliation of Non-GAAP Financial Measures

This release presents Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), adjusted net income, and adjusted earnings per share, each of which is a non-GAAP financial measure. These non-GAAP measures are calculated by excluding items that we believe to be infrequent or not indicative of our underlying operating performance, as well as certain non-cash expenses. We define Adjusted EBITDA as income from continuing operations before interest, income taxes, depreciation and amortization, as adjusted to eliminate the impact of restructuring charges, acquisition related expenses and adjustments, non-cash stock-based compensation expenses, and other gains and losses not reflective of our ongoing operations.

We present the non-GAAP measure Adjusted EBITDA because we consider it to be an important supplemental measure of our performance. The presentation of Adjusted EBITDA enables investors to better understand our operations by removing items that we believe are not representative of our continuing operations and may distort our longer-term operating trends. We believe this measure to be useful to improve the comparability of our results from period to period and with our competitors, as well as to show ongoing results from operations distinct from items that are infrequent or not indicative of our continuing operating performance. We believe that presenting this non-GAAP measure is useful to investors because it permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate our historical performance. We believe that the presentation of this non-GAAP measure, when considered together with the corresponding GAAP financial measures and the reconciliations to that measure, provides investors with additional understanding of the factors and trends affecting our business than could be obtained in the absence of this disclosure.

Our management uses Adjusted EBITDA to evaluate the performance of and allocate resources to our segments. Adjusted EBITDA is also used, along with other financial and non-financial measures, for purposes of determining annual incentive compensation for our management team and long-term incentive compensation for certain members of our management team.

The Shyft Group, Inc.

The Shyft Group, Inc. and Subsidiaries

Consolidated Financial Summary (Non-GAAP)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,
The Shyft Group, Inc.	2022	% of sales	2021	% of sales
Income from continuing operations	$17,286	6.0%	$20,999	7.7%
Net (income) attributable to non-controlling interest	-		(77)
Add (subtract):
Restructuring and other related charges	53		-
Acquisition related expenses and adjustments	243		594
Non-cash stock-based compensation expense	1,214		2,079
Tax effect of adjustments	(226)		(733)
Adjusted net income	$18,570	6.5%	$22,862	8.4%

Income from continuing operations	$17,286	6.0%	$20,999	7.7%
Net (income) attributable to non-controlling interest	-		(77)
Add (subtract):
Depreciation and amortization	3,359		2,982
Income tax expense	3,770		6,910
Interest expense	1,137		253
EBITDA	$25,552	8.9%	$31,067	11.4%
Add:
Restructuring and other related charges	53		-
Acquisition related expenses and adjustments	243		594
Non-cash stock-based compensation expense	1,214		2,079
Adjusted EBITDA	$27,062	9.5%	$33,740	12.4%

Diluted net earnings per share	$0.49		$0.58
Add (subtract):
Acquisition related expenses and adjustments	-		0.01
Non-cash stock-based compensation expense	0.04		0.06
Tax effect of adjustments	-		(0.02)
Adjusted diluted net earnings per share	$0.53		$0.63

The Shyft Group, Inc.

The Shyft Group, Inc. and Subsidiaries
Consolidated Financial Summary (Non-GAAP)
(In thousands, except per share data)
(Unaudited)

	Forecast
	Twelve Months Ended December 31, 2022
The Shyft Group, Inc.	Low	Mid	High
Income from continuing operations	$29,655	$33,614	$37,572
Add:
Depreciation and amortization	13,500	13,500	13,500
Interest Expense	3,000	3,000	3,000
Taxes	7,883	8,935	9,988
EBITDA	$54,038	$59,049	$64,060
Add:
Non-cash stock-based compensation and other charges	8,450	8,450	8,450
Adjusted EBITDA	$62,488	$67,499	$72,510

Earnings per share	$0.83	$0.94	$1.05
Add:
Non-cash stock-based compensation and other charges	0.24	0.24	0.24
Less tax effect of adjustments	(0.05)	(0.05)	(0.05)
Adjusted earnings per share	$1.02	$1.13	$1.24

The Shyft Group, Inc.